EXHIBIT B-4


                     TE NUCLEAR PURCHASE AND SALE AGREEMENT


                                 by and between


                            THE TOLEDO EDISON COMPANY

                                    (SELLER)


                                       and


                      FIRSTENERGY NUCLEAR GENERATION CORP.

                                   (PURCHASER)

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 DEFINITIONS......................................................... 1

   SECTION 1.1   DEFINED TERMS................................................ 1
   SECTION 1.2   OTHER DEFINITIONAL AND INTERPRETIVE MATTERS.................. 2

ARTICLE 2 PURCHASE AND SALE................................................... 3

   SECTION 2.1   PURCHASE AND SALE............................................ 3
   SECTION 2.2   PURCHASE PRICE............................................... 3
   SECTION 2.3   ASSUMED LIABILITIES.......................................... 3
   SECTION 2.4   SELLER'S POLLUTION CONTROL REVENUE BONDS..................... 3
   SECTION 2.5   FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS...... 4

ARTICLE 3 CLOSING............................................................. 4

   SECTION 3.1   DELIVERIES BY SELLER......................................... 4
   SECTION 3.2   DELIVERIES BY PURCHASER...................................... 5
   SECTION 3.3   CLOSING DATE................................................. 5
   SECTION 3.4   CONTEMPORANEOUS EFFECTIVENESS................................ 5

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER............................ 6

   SECTION 4.1   AUTHORIZATION; BINDING EFFECT................................ 6
   SECTION 4.2   CONSENTS..................................................... 6
   SECTION 4.3   TITLE........................................................ 6
   SECTION 4.4   PERMITS...................................................... 6

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER......................... 6

   SECTION 5.1   AUTHORIZATION; BINDING EFFECT................................ 7
   SECTION 5.2   CONSENTS..................................................... 7

ARTICLE 6 CERTAIN COVENANTS................................................... 7

   SECTION 6.1   REASONABLE COMMERCIAL EFFORTS................................ 7

ARTICLE 7 CONDITIONS PRECEDENT TO CLOSING..................................... 7

   SECTION 7.1   GENERAL CONDITIONS........................................... 7
   SECTION 7.2   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.............. 8
   SECTION 7.3   CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS................. 8

ARTICLE 8 TERMINATION, WAIVER, SURVIVAL AND AMENDMENT......................... 8

   SECTION 8.1   TERMINATION.................................................. 8
   SECTION 8.2   WAIVER....................................................... 9
   SECTION 8.3   SURVIVAL..................................................... 9
   SECTION 8.4   AMENDMENT OF AGREEMENT....................................... 9

ARTICLE 9 MISCELLANEOUS PROVISIONS............................................ 9

   SECTION 9.1   NOTICES...................................................... 9
   SECTION 9.2   ENTIRE AGREEMENT; MODIFICATION............................... 9
   SECTION 9.3   ASSIGNMENT; BINDING EFFECT; SEVERABILITY..................... 9
   SECTION 9.4   GOVERNING LAW............................................... 10
   SECTION 9.5   EXECUTION IN COUNTERPARTS................................... 10


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EXHIBITS:
--------

   Exhibit A  -  Form of Assignment and Assumption Agreement
   Exhibit B  -  Form of Bill of Sale
   Exhibit C  -  Forms of Deeds
   Exhibit D  -  Form of Purchaser's Secured Promissory Note
   Exhibit E  -  Form of Security Agreement

SCHEDULES:
---------

   Schedule 2.1  -  Purchased Assets
   Schedule 2.4  -  Seller's Pollution Control Revenue Bonds
   Schedule 4.2  -  Seller Required Consents
   Schedule 4.3  -  Title
   Schedule 5.2  -  Purchaser Required Consents


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                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 18th day of May, 2005, by and between The Toledo Edison Company, an Ohio corporation (the "Seller"), and FirstEnergy Nuclear Generation Corp., an Ohio corporation (the "Purchaser").

                                    RECITALS

     WHEREAS, Seller is the owner all of the Purchased Assets (as defined herein); and

     WHEREAS, Seller now desires to sell the Purchased Assets to Purchaser and Purchaser desires to purchase the Purchased Assets from Seller upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration the premises, the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, intending to be legally bound thereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 DEFINED TERMS. Capitalized terms used in this Agreement or in any Schedule delivered pursuant hereto, or Exhibit attached hereto and not otherwise defined shall have the following:

     "Agreement" has the meaning set forth in the first paragraph of this Agreement.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Seller and Purchaser substantially in the form of Exhibit A hereto, to be delivered at Closing.

     "Assumed Liabilities" has the meaning set forth in Section 2.3.

     "Bill of Sale" means the Bill of Sale, substantially in the form of Exhibit B hereto, to be delivered at the Closing.

     "Closing" means the consummation of the transactions contemplated in this Agreement to occur on the Closing Date.

     "Closing Date" has the meaning set forth in Section 3.3.

     "Deeds" means the Deeds to be executed by the Seller substantially in the forms of Exhibit C hereto, to be delivered to Purchaser at the Closing.

     "Exhibit" means each Exhibit attached hereto.

     "Governmental Body" means any government, any state or other political subdivision thereof, any legislative, executive or judicial unit or instrumentality of any governmental entity or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof, or any entity (including a court or self-regulatory organization) exercising executive, legislative, judicial, tax, regulatory or administrative functions of or pertaining to government.

     "Permits" means all permits and licenses, franchises and other governmental authorizations, approvals, consents, orders, registrations, notices or other authorizations issued to, or required to be obtained or maintained by, Seller and necessary for the ownership, operation, maintenance or use of the Purchased Assets, including any amendment, modification, limitation, condition or renewal thereof.

     "Person" means any individual, corporation, partnership, limited liability company, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any Governmental Body.

     "Purchase Price" has the meaning set forth in Section 2.2.

     "Purchased Assets" has the meaning set forth in Section 2.1

     "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

     "Schedule" means each Schedule delivered pursuant hereto.

     "Secured Promissory Note" means the secured promissory note delivered by Purchaser to Seller in respect of the Purchase Price, substantially in the form of Exhibit D hereto, to be delivered at Closing.

     "Security Agreement" means the Security Agreement between Purchaser and Seller, substantially in the form of Exhibit E hereto, to be delivered at Closing.

     "Seller" has the meaning set forth in the first paragraph of this Agreement.

     "Seller Required Consents" has the meaning set forth in Section 4.2.

     "Seller's Indenture" means the Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 between Seller and The Chase National Bank of the City of New York, with The Chase Manhattan Bank as successor trustee.

     SECTION 1.2 OTHER DEFINITIONAL AND INTERPRETIVE MATTERS. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

          (a) Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.


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


          (b) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. Any reference in this Agreement to any "Section" is to the corresponding Section of this Agreement unless otherwise specified.

          (c) The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

          (d) The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

          (e) The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Notwithstanding the foregoing, in the event a word or phrase defined in this Agreement is expressly given a different meaning in any Schedule or Exhibit, such different definition shall apply only to such Schedule or Exhibit defining such word or phrase independently, and the meaning given such word or phrase in this Agreement shall control for purposes of this Agreement, and such alternative meaning shall have no bearing or effect, on the interpretation of this Agreement.

                                    ARTICLE 2
                                PURCHASE AND SALE

     SECTION 2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, on the Closing Date Seller shall grant, sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in, to and under the Purchased Assets identified in Schedule 2.1. The Purchased Assets shall be sold, assigned, transferred and delivered free and clear of the lien of Seller's Indenture.

     SECTION 2.2 PURCHASE PRICE. The Purchase Price for the Purchased Assets shall be the net book value thereof (after accumulated depreciation) as set forth on Seller's consolidated balance sheet as at the end of the fiscal quarter immediately preceding the Closing Date less (a) the agreed upon value of Assumed Liabilities and (b) the outstanding principal amount of and accrued interest on any of Seller's Pollution Control Bonds (as hereinafter defined) which Purchaser assumes as of the Closing Date. Purchaser shall pay the Purchase Price on the Closing Date by delivering to Seller the Secured Promissory Note substantially in the form of Exhibit C hereto in the principal amount of the Purchase Price.

     SECTION 2.3 ASSUMED LIABILITIES. On the Closing Date, Purchaser shall deliver to Seller the Assignment and Assumption Agreement pursuant to which Purchaser shall assume and agree to discharge when due, without recourse to Seller, all of the liabilities and obligations of Seller, direct or indirect, known or unknown, absolute or contingent, which directly relate to the Purchased Assets and arise from Purchaser's ownership thereof from and after the Closing


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


Date, including without any limitation, any decommissioning liabilities and obligations associated with the Purchased Assets and other liabilities more specifically identified in the form of Assignment and Assumption Agreement attached as Exhibit A hereto (collectively, the "Assumed Liabilities"), which include, among other liabilities, liability for the decommissioning and decontamination of the Purchased Assets, management of spent nuclear fuel, and all environmental liabilities, as well as any liabilities associated with the ownership of the Purchased Assets from and after the Closing Date. Seller shall retain responsibility for all such liabilities and obligations which arise from Seller's ownership of the Purchased Assets prior to the Closing Date, except for those liabilities specifically enumerated in the Assignment and Assumption Agreement including liabilities for decommissioning and decontamination of the Purchased Assets, management of spent nuclear fuel, and all environmental liabilities, and agrees to indemnify and hold harmless Purchaser from and against any and all liabilities, actions, claims, damages, costs and expenses which Purchaser may suffer or incur with respect to any liabilities or obligations related or associated with the Purchased Assets arising from Seller's ownership thereof at any time prior to the Closing Date.

     SECTION 2.4 SELLER'S POLLUTION CONTROL REVENUE BONDS. Purchaser agrees that upon Seller's request, from time to time, either prior to, on or following the Closing Date, Purchaser will assume Seller's liabilities and obligations with respect to the $283,600,000 aggregate principal amount (or any portion thereof) of outstanding pollution control revenue bonds as set forth on Schedule
2.4 to this Agreement ("Seller's Pollution Control Bonds"). As and to the extent that Purchaser assumes such liabilities and obligations after the Closing, it shall result in a payment by Purchaser under the Secured Promissory Note as provided therein.

     SECTION 2.5 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS. From time to time, whether before, at or following the Closing Date, Seller and Purchaser shall, and shall cause their respective affiliates to, execute, acknowledge and deliver all such further instruments, agreements and other documents, and shall take such further actions as may be necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the properties, rights, titles and interests conveyed to Purchaser under this Agreement and to assure fully the assumption of the liabilities and obligations assumed by Purchaser under this Agreement, Seller's Pollution Control Bonds and the Assignment and Assumption Agreement, and to otherwise make effective as promptly as practicable the transactions contemplated hereby and thereby.

                                    ARTICLE 3
                                     CLOSING

     At the Closing, the following transactions shall take place:

     SECTION 3.1 DELIVERIES BY SELLER. On the Closing Date, Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

          (a) duly executed Bill of Sale;

          (b) duly executed Deeds conveying the real property interests constituting each of the Purchased Assets listed on Schedule 2.1 hereto;


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          (c) evidence, reasonably satisfactory to Purchaser, of the obtaining of the Seller Required Consents, which consents will be in full force and effect on the Closing Date; and

          (d) all such other assignments and other instruments of assignment, transfer or conveyance, together with books and records related to the Purchased Assets, as Purchaser may reasonably request or as may be otherwise necessary or desirable to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Purchaser and to put Purchaser in actual possession or control of the Purchased Assets.

     SECTION 3.2 DELIVERIES BY PURCHASER. On the Closing Date, Purchaser shall deliver, or shall cause to be delivered, to Seller the following:

          (a) Purchaser's Secured Promissory Note as provided in Section 2.2;

          (b) duly executed Assignment and Assumption Agreement;

          (c) duly executed Security Agreement; and

          (d) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the acquisition by Purchaser of the Purchased Assets and the assumption by Purchaser of (i) any of Seller's Pollution Control Bonds assumed on or prior to the Closing pursuant to Section 2.4 hereof, and (ii) the Assumed Liabilities.

     SECTION 3.3 CLOSING DATE. The Closing shall take place as promptly as practicable following the date on which the last of the conditions specified in
Article 7 to be satisfied or waived has been satisfied or waived, (the "Closing Date").

     SECTION 3.4 CONTEMPORANEOUS EFFECTIVENESS. All acts and deliveries prescribed by this Article 3, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.


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


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     SECTION 4.1  AUTHORIZATION; BINDING EFFECT.

          (a) Seller has all requisite corporate power and authority to sell the Purchased Assets and enter into and deliver this Agreement, the Bill of Sale and any related agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement, the Bill of Sale and any related agreements to which it will be a party and its consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Seller.

          (b) This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Bill of Sale any related agreements to which Seller will be a party, when duly executed and delivered by Seller, will be, valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     SECTION 4.2 CONSENTS. No Permit or consent from, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller in connection with its execution and delivery of this Agreement, the Bill of Sale or any related agreement or for the sale of the Purchased Assets and the consummation by Seller of the transactions contemplated hereby or thereby except for consents or approvals that are required to transfer or assign to Purchaser the Purchased Assets, Seller's Pollution Control Bonds, the Assumed Liabilities or any other rights and obligations of Seller upon the terms and subject to the conditions of this Agreement that are set forth in Schedule 4.2 (the "Seller Required Consents").

     SECTION 4.3 TITLE. Seller is the record owner of, and has good and valid title to, the Purchased Assets, and, except as set forth on Schedule 4.3, has full power and authority to convey title to the Purchased Assets to Purchaser.

     SECTION 4.4 PERMITS. Seller owns, holds or possesses all Permits that are necessary to own the Purchased Assets, all of which are valid and in full force and effect. Seller is not in violation of or default under any such Permits in any material respect.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:


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


     SECTION 5.1  AUTHORIZATION; BINDING EFFECT.

          (a) Purchaser has all requisite corporate power and authority to purchase the Purchased Assets and enter into and deliver this Agreement, the Assignment and Assumption Agreement and any related agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement, the Assignment and Assumption Agreement and any related agreements to which it will be a party and its consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Purchaser.

          (b) This Agreement has been duly executed and delivered by Purchaser and this Agreement is, and the Assignment and Assumption Agreement and any related agreements to which Purchaser will be a party, when duly executed and delivered by Purchaser, will be, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

     SECTION 5.2 CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Purchaser in connection with its execution and delivery of this Agreement, the Assignment and Assumption Agreement or any related agreements or for the purchase of the Purchased Assets, the assumption of the Assumed Liabilities and the consummation by Purchaser of the transactions contemplated hereby or thereby, except for consents or approvals that are required to transfer or assign to Purchaser the Purchased Assets and Assumed Liabilities or any other rights and obligations of Purchaser upon the terms and subject to the Conditions of this Agreement that are as set forth in Schedule 5.2 (the "Purchaser Required Consents").

                                    ARTICLE 6
                                CERTAIN COVENANTS

     SECTION 6.1 REASONABLE COMMERCIAL EFFORTS. Each party shall use all reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO CLOSING

     SECTION 7.1 GENERAL CONDITIONS. The respective obligations of Purchaser and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) No order of any governmental body, court or administrative agency shall be in effect that enjoins, restrains, conditions, makes illegal or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending any suit, action or proceeding by any Governmental Body seeking to enjoin, restrain, condition, make illegal or otherwise prohibit consummation of the transactions contemplated by this Agreement.


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


          (b) All other authorizations, consents, orders or approvals of, or expirations of waiting periods imposed by, any Governmental Body legally required for the consummation of the transactions contemplated hereby shall have been obtained or shall have occurred.

     SECTION 7.2 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which conditions may be waived by Purchaser in its sole discretion:

          (a) The representations and warranties of Seller contained in this Agreement or in any Schedule, Exhibit or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects as though such representations and warranties were made at and as of the Closing Date.

          (b) Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Seller, prior to or at the Closing, including executing and delivering or causing to be executed and delivered all of the items required by Section 3.1.

          (c) All Seller Required Consents shall have been obtained or made and shall be in full force and effect as of the Closing Date.

     SECTION 7.3 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which conditions may be waived by Seller in its sole discretion:

          (a) The representations and warranties of Purchaser contained in this Agreement or in any Schedule, Exhibit or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects as though such representations and warranties were made at and as of the Closing Date.

          (b) Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Purchaser, prior to or at the Closing, including executing and delivering or causing to be delivered the items required by Section 3.2.

          (c) All Purchaser Required Consents shall have been obtained or made, and shall be in full force and effect as of the Closing Date.

                                    ARTICLE 8
                   TERMINATION, WAIVER, SURVIVAL AND AMENDMENT

     SECTION 8.1 TERMINATION. Seller and Purchaser may mutually agree to terminate this Agreement at any time prior to the Closing Date.


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


     SECTION 8.2 WAIVER. Any term or condition hereof may be waived at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any right in or breach of this Agreement shall be held to constitute a waiver of any other right or subsequent breach.

     SECTION 8.3  SURVIVAL. Purchaser's representations and warranties in
Article 5 hereof shall survive for a period of six months following the Closing Date.

     SECTION 8.4 AMENDMENT OF AGREEMENT. This Agreement may be amended at any time prior to the Closing Date by action of the parties hereto; provided, however, that such amendment shall not be effective unless it shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if: (a) mailed by certified or registered mail, return receipt requested; (b) sent for overnight delivery by Federal Express or other express carrier, (c) sent via facsimile; or (d) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

          If to Seller:      The Toledo Edison Company
                             c/o FirstEnergy Corp.
                             76 South Main Street
                             Akron, Ohio 44308
                             Attn: President
                             Facsimile: (330) 384-3875

          If to Purchaser:   FirstEnergy Nuclear Generation Corp.
                             c/o FirstEnergy Corp.
                             76 South Main Street
                             Akron, Ohio 44308
                             Attn: President
                             Facsimile: (330) 384-3875

     SECTION 9.2 ENTIRE AGREEMENT; MODIFICATION. The agreement of Seller and Purchaser, which consists of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of such agreements and schedules.

     SECTION 9.3 ASSIGNMENT; BINDING EFFECT; SEVERABILITY. This Agreement may not be assigned by any party hereto without the other party's written consent. This Agreement shall be binding upon and inure to the benefit of and be


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


enforceable by the successors and permitted assigns of each party hereto. The provisions of this Agreement are severable, and, in the event that any one or more provisions are deemed illegal or unenforceable, the parties shall promptly amend this Agreement as and to the extent necessary to preserve their underlying commercial agreement as contemplated hereby.

     SECTION 9.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT,
ENFORCEABILITY, PERFORMANCE AND REMEDIES.

     SECTION 9.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            (signature page follows)


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         THE TOLEDO EDISON COMPANY


                                         By:   /s/ David W. Whitehead
                                                   ------------------
                                         Name:     David W. Whitehead
                                         Title:    Corporate Sectretary


                                         FIRSTENERGY NUCLEAR GENERATION CORP.


                                         By:   /s/ John J. Luecken, Jr.
                                                   --------------------
                                         Name:     John J. Luecken, Jr.
                                         Title:    Sole Incorporator


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


                                    EXHIBIT A

                   Form of Assignment and Assumption Agreement


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


                                    EXHIBIT B

                              Form of Bill of Sale


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


                                    EXHIBIT C

                                  Form of Deeds


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


                                    EXHIBIT D

                   Form of Purchaser's Secured Promissory Note


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


                                    EXHIBIT E

                           Form of Security Agreement


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                                  SCHEDULE 2.1

                                Purchased Assets
                                ----------------

1. Seller's 1.65% undivided ownership interest in Unit No. 2 of the Beaver Valley Nuclear Generating Station, Borough of Shippingport, Pennsylvania

2. Seller's 48.62% undivided ownership interest in the Davis-Besse Nuclear Generating Station, Oak Harbor, Ohio

3. Seller's 19.91% undivided ownership interest in Unit No. 1 of the Perry Nuclear Generating Station, North Perry, Ohio

4. Seller's interest in the qualified and non-qualified nuclear decommissioning trust funds associated with its ownership interests in the Beaver Valley, Davis-Besse and Perry Nuclear Generating Stations

5. All of Seller's right, title and interest in and to any and all contracts, fuel, spare parts, inventories, equipment, supplies and other assets associated with or necessary for the ownership or operation of the foregoing


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                                  SCHEDULE 2.4

                    Seller's Pollution Control Revenue Bonds
                    ----------------------------------------

              ISSUER                                        BONDS                     PRINCIPAL AMOUNT
              ------                                        -----                     ----------------
Ohio Water Development Authority          Pollution Control Revenue Refunding Bonds,     $3,600,000
                                          Series 2000-A due 2024

Ohio Air Quality Development Authority    Pollution Control Revenue Refunding Bonds,     $5,700,000
                                          Series due 2033

Beaver County Industrial Development      Pollution Control Revenue Refunding Bonds,    $10,100,000
Authority                                 Series due 2027

Beaver County Industrial Development      Pollution Control Revenue Refunding Bonds,    $18,800,000
Authority                                 Series due 2033

Ohio Water Development Authority          Pollution Control Revenue Refunding Bonds,    $19,000,000
                                          BC Series 95-B due 2020

Ohio Water Development Authority          Pollution Control Revenue Refunding First     $20,200,000
                                          Mortgage Bonds, Series due 2033

Ohio Water Development Authority          Pollution Control Revenue Refunding Bonds,    $30,500,000
                                          Series A due 2023

Beaver County Industrial Development      Pollution Control Revenue Refunding Bonds,    $30,900,000
Authority                                 Series due 2033

Ohio Air Quality Development Authority    Pollution Control Revenue Refunding Bonds,    $31,600,000
                                          Series due 2033

Ohio Air Quality Development Authority    Pollution Control Revenue Refunding Bonds,    $33,200,000
                                          Series 2000-A due 2024

Ohio Air Quality Development Authority    Pollution Control Revenue Refunding Bonds,    $35,000,000
                                          BC Series 95-A due 2020

Beaver County Industrial Development      Pollution Control Revenue Refunding Bonds,    $45,000,000
Authority                                 Series due 2020                              ------------

                                                            TOTAL:                     $283,600,000
                                                                                       ------------

                                  SCHEDULE 4.2

                            Seller Required Consents
                            ------------------------

New York State Public Service Commission, Pennsylvania Public Utility Commission, Public Utilities Commission of Ohio and New Jersey Board of Public Utilities determinations under Section 32(c) of the Public Utility Holding Company Act.

Notice of Change of Status filed with the Federal Energy Regulatory Commission under Section 365.8 of the Regulations under the Federal Power Act.

Order of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 authorizing Seller's acquisition of Purchaser's Secured Promissory Note.

Approval of the Federal Energy Regulatory Commission for the sale of jurisdictional Purchased Assets, to the extent applicable, pursuant to Section 203 of the Federal Power Act.

Federal Energy Regulatory Commission acceptance for filing of the Interconnection Agreement and the Power Purchase Agreement pursuant to Section 205 of the Federal Power Act.

Approval of the Nuclear Regulatory Commission for the transfer of the operating and nuclear materials licenses pursuant to 10 C.F.R. 50.80.

Release from lien of the Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 between Seller and The Chase National Bank of the City of New York, with The Chase Manhattan Bank as successor trustee, as supplemented and amended.

Consents of the issuer of Seller's Pollution Control Bonds listed on Schedule
2.4 to the extent required for any assumption of such Bonds by the Purchaser on or prior to the Closing in accordance with Section 2.4 hereof and consents, if any, required of any insurer of such Bonds in respect of any such assumption.

                                  SCHEDULE 4.3

                                      Title
                                      -----

Security interests created by the Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 between Seller and The Chase National Bank of the City of New York, with The Chase Manhattan Bank as successor trustee, as supplemented and amended.

                                  SCHEDULE 5.2

                           Purchaser Required Consents
                           ---------------------------

New York State Public Service Commission, Pennsylvania Public Utility Commission, Public Utilities Commission of Ohio and New Jersey Board of Public Utilities determinations under Section 32(c) of the Public Utility Holding Company Act.

Notice of Change of Status filed with the Federal Energy Regulatory Commission under Section 365.8 of the Regulations under the Federal Power Act.

Approval of the Federal Energy Regulatory Commission for the sale of jurisdictional Purchased Assets, to the extent applicable, pursuant to Section 203 of the Federal Power Act.

Federal Energy Regulatory Commission acceptance for filing of the Interconnection Agreement and the Power Purchase Agreement pursuant to Section 205 of the Federal Power Act.

Approval of the Nuclear Regulatory Commission for the transfer of the operating and nuclear materials licenses pursuant to 10 C.F.R. 50.80.

Release from lien of the Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 between Seller and The Chase National Bank of the City of New York, with The Chase Manhattan Bank as successor trustee, as supplemented and amended.

Consents of the issuer of Seller's Pollution Control Bonds listed on Schedule
2.4 to the extent required for any assumption of such Bonds by the Purchaser on or prior to the Closing in accordance with Section 2.4 hereof and consents, if any, required of any insurer of such Bonds in respect of any such assumption.